For:     Immediate Release                  Contact: Larry Lentych
         April 27, 2004                              574 235 2702
                                                     Andrea Short
                                                     574 235 2348

         1ST SOURCE  INCOME UP 13.88 PERCENT IN FIRST QUARTER,
                                    DIVIDEND REPORTED

     South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE), parent company of 1st Source Bank, today reported net income of $5.08 million for the first quarter of 2004, up 13.88 percent over the $4.46 million in the first quarter of 2003.

     Diluted net income per share of common stock for the first quarter of 2004 amounted to $0.24 compared with $0.21 for the first quarter of 2003, an increase of 14.29 percent. Return on average common shareholders' equity for 1st Source Corporation was 6.43 percent compared to 5.80 percent for the first quarter of 2003, and return on average total assets was 0.63 percent compared to
0.55 percent a year ago.

     At their April meeting, the Board of Directors approved a first quarter cash dividend of $0.10 per common share. The cash dividend will be payable on May 17, 2004, to shareholders of record May 10, 2004, and is an increase of
11.11 percent over the first quarter cash dividend in 2003.

     Christopher J. Murphy III, Chairman and Chief Executive Officer, commented on the first quarter by saying, "We are pleased with the gradual improvement in our earnings and are particularly gratified by the improvement in our nonperforming assets. We have spent the last year and a half working through the collection and sale of both aircraft and automobiles from troubled customers. While we have not completed all reconditioning and sale of our nonperforming assets, the markets have stabilized and we see some improvement among customers


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Page 2 - April 27, 2004
1st Source Corporation

in the air cargo and aircraft sales businesses as well as with our rental car customers. Margins remain tight and we continue to see significant volatility in the valuation of our mortgage servicing rights due to the variability of historically low mortgage rates and the resulting high mortgage refinance volumes," Murphy concluded.

     As of March 31, 2004, the common equity-to-assets ratio for 1st Source was 9.93 percent, up from 9.57 percent a year ago. Common shareholders' equity was $319.86 million, up 2.02 percent from March 31, 2003. At the end of the first quarter of 2004, total assets were $3.22 billion, down 1.62 percent from a year ago. Loans increased 2.80 percent and deposits decreased 7.43 percent from a year ago.

     For the first quarter of 2004, 1st Source's provision for loan losses was $0.10 million as compared to $5.55 million for the first quarter of 2003. Net charge-offs were $0.10 million for the first quarter of 2004 compared to $2.93 million in the first quarter of 2003. The resulting reserve for loan losses as of March 31, 2004, was 3.22 percent of total loans, compared to 2.92 percent as of March 31, 2003. The ratio of nonperforming assets to net loans and leases was 1.45 percent on March 31, 2004, compared to 3.13 percent for the same period last year.

     Tax-equivalent net interest income was $26.48 million for the first quarter, down 3.06 percent from 2003's first quarter, and the net interest margin was 3.53 percent versus 3.72 percent in the first quarter of 2003.

     Noninterest income for the first quarter 2004 was $14.02 million, down
30.04 percent from the first quarter of 2003. The predominant factor behind the decrease was a reduction of loan servicing and sale income. Loan servicing and sale income decreased due to a reduction in mortgage origination volumes, decreased gains on sales of mortgage loans into the secondary market and increased mortgage servicing rights impairment. Mortgage servicing rights impairment was $3.23 million in the first quarter of 2004 versus $1.78 million for the same period in 2003.

     Noninterest expense was $32.34 million for the first quarter 2004, down
7.07 percent from the first quarter of 2003, primarily due to decreased salaries and employee benefits, and decreased loan collection and repossession expense, which were offset by increased professional fees.



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Page 3 - April 27, 2004
1st Source Corporation

     Salaries and employee benefits decreased mainly because of the capitalization of $1.26 million in salaries and benefits in connection with the deferral of loan origination costs in the first quarter of 2004 and decreased mortgage commissions. These decreases were partially offset by higher executive incentive accruals and increased group insurance costs.

     Loan collection and repossession expense decreased as valuation adjustments and other expenses related to repossessed assets decreased.

     1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The corporation includes 61 banking centers in 15 counties, 7 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 22 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

     1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are FTN Midwest Research Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Morgan Stanley & Company, Inc.; NatCity Investments, Inc.; Prudential Equity Group, Inc.; RBC Dain Rauscher, Inc.; Sandler O'Neill & Partners; Stifel, Nicolaus & Company, Inc.; and William Blair & Company.

     A portion of 1st Source's fixed and floating rate cumulative trust preferred securities are traded on the Nasdaq stock market under the symbols "SRCEP" and "SRCEO," respectively. The rate on the fixed rate securities is 9.0 percent and the rate for the first quarter 2004 on the floating rate securities is 3.21 percent. Marketmakers in those securities are Goldman, Sachs & Company; Howe, Barnes Investments, Inc.; Schwab Capital Markets; and Stifel, Nicolaus & Company, Incorporated.



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Page 4 - April 27, 2004
1st Source Corporation

     Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

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1ST SOURCE CORPORATION                                                    PAGE 5
1ST QUARTER 2004 FINANCIAL HIGHLIGHTS
(UNAUDITED-DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                             3 MONTHS ENDED
                                                                MARCH 31
                                                           2004         2003
                                                       -----------   -----------
END OF PERIOD BALANCES

 Assets                                                $  3,222,713   $3,275,846
 Loans                                                    2,176,113    2,116,913
 Deposits                                                 2,403,990    2,597,056
 Reserve for loan losses                                     70,045       61,843
 Intangible assets                                           25,561       27,691
 Common shareholders' equity                                319,860      313,542

AVERAGE BALANCES

 Assets                                                $  3,250,559   $3,273,880
 Earning assets                                           3,016,130    2,976,799
 Investments                                                740,804      656,181
 Loans                                                    2,199,040    2,151,832
 Deposits                                                 2,413,793    2,582,992
 Interest bearing liabilities                             2,514,040    2,516,345
 Common shareholders' equity                                317,571      311,818

INCOME STATEMENT DATA

 Net interest income                                   $     25,762   $   26,556
 Net interest income - FTE                                   26,475       27,312
 Provision for loan losses                                      101        5,550
 Noninterest income                                          14,019       20,039
 Noninterest expense                                         32,342       34,802
 Net income                                                   5,079        4,460

PER SHARE DATA

 Basic net income per common share                     $       0.25   $     0.21
 Diluted net income per common share                           0.24         0.21
 Cash dividends                                               0.100        0.090
 Book value per common share                                  15.42        14.88
 Market value - High                                         24.900       17.520
 Market value - Low                                          20.960       12.800
 Basic weighted average common shares outstanding        20,727,035   21,000,317
 Diluted weighted average common shares outstanding      21,035,918   21,331,419

KEY RATIOS

 Return on average assets                                      0.63%       0.55%
 Return on average common shareholders' equity                 6.43        5.80
 Average common shareholders'
   equity to average assets                                    9.77        9.52
 End of period tangible common
   equity to tangible assets                                   9.21        8.80
 Net interest margin                                           3.53        3.72
 Efficiency:  expense to revenue                              76.79       69.65
 Net charge offs to average loans                              0.02        0.55
 Loan loss reserve to loans                                    3.22        2.92
 Nonperforming assets to loans and leases                      1.45        3.13

ASSET QUALITY

 Loans past due 90 days or more                        $        230   $      569
 Non-accrual loans                                           23,356       39,297
 Other real estate owned                                      2,541        5,667
 Repossessions                                                6,235       22,734
 Equipment owned under operating leases                         280        1,563
 Total nonperforming assets                                  32,642       69,830

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                            PAGE 6
1st Source Corporation and Subsidiaries
(Unaudited-Dollars in thousands)
                                                     March 31,       March 31,
                                                       2004             2003
                                                    ----------------------------
ASSETS
Cash and due from banks                             $    78,134    $   125,880
Federal funds sold and
  interest bearing deposits with other banks              1,055          1,693
Investment securities available-for-sale
  (amortized cost of $723,011 and $651,935
   at March 31, 2004 and 2003, respectively)            729,924        659,010
Trading account securities                                  -           13,539

Mortgages held for sale                                  81,650        146,932

Loans - net of unearned discount
  Commercial and agricultural                           407,166        430,379
  Auto , light truck and environmental equipment        244,444        249,076
  Medium and heavy duty truck                           224,912        201,498
  Aircraft financing                                    458,788        295,428
  Construction equipment financing                      211,388        290,341
  Loans secured by real estate                          538,066        548,487
  Consumer loans                                         91,349        101,704
                                                    ------------   -------------
Total loans                                           2,176,113      2,116,913
  Reserve for loan losses                               (70,045)       (61,843)
                                                    ------------   -------------
Net loans                                             2,106,068      2,055,070

Equipment owned under operating leases,
  net of accumulated depreciation                        62,994         87,157
Premises and equipment                                   38,093         40,120
Accrued income and other assets                         124,795        146,445
                                                    ------------   -------------

Total assets                                        $ 3,222,713    $ 3,275,846
                                                    ============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest bearing                               $   378,209    $   425,924
  Interest bearing                                    2,025,781      2,171,132
                                                    ------------   -------------
Total deposits                                        2,403,990      2,597,056

Federal funds purchased and securities
  sold under agreements to repurchase                   248,779        199,538
Other short-term borrowings                             109,842         40,327
Long-term debt and mandatorily redeemable securities     23,181         17,390
Subordinated notes                                       56,444         54,750
Accrued expenses and other liabilities                   60,617         53,243
                                                    ------------   -------------
Total liabilities                                     2,902,853      2,962,304

Shareholders' equity:
  Preferred stock-no par value                                -               -
  Common stock-no par value                               7,578          7,578
  Capital surplus                                       214,001        214,001
  Retained earnings                                     103,529         93,123
  Cost of common stock in treasury                       (9,512)        (5,552)
  Accumulated other comprehensive income                  4,264          4,392
                                                    ------------   -------------
Total shareholders' equity                              319,860        313,542
                                                    ------------   -------------

Total liabilities and shareholders' equity          $ 3,222,713    $ 3,275,846
                                                    ============   =============
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1ST SOURCE CORPORATION                                                  PAGE 7
CONSOLIDATED STATEMENTS OF INCOME
1st Source Corporation and Subsidiaries
(Unaudited - Dollars in thousands, except per share amounts)

                                                   Three Months Ended
                                                        March 31,
                                                2004                2003
                                             -----------------------------
INTEREST AND FEE INCOME:
  Loans                                      $ 32,454            $ 36,610
  Investment securities:
    Taxable                                     4,289               4,534
    Tax-exempt                                  1,317               1,435
  Other                                            65                 150
                                             -----------------------------
  Total interest income                        38,125              42,729

INTEREST EXPENSE:
  Deposits                                      9,823              13,771
  Short-term borrowings                         1,257               1,264
  Subordinated notes                              961                 940
  Long-term debt and
    mandatorily redeemable securities             322                 198
                                             -----------------------------
  Total interest expense                       12,363              16,173
                                             -----------------------------
  Net interest income                          25,762              26,556
  Provision for loan losses                       101               5,550
                                             -----------------------------
  Net interest income after
    provision for loan losses                  25,661              21,006

NONINTEREST INCOME:
  Trust fees                                    3,090               2,640
  Service charges on deposit accounts           3,706               3,724
  Loan servicing and sale income               (1,785)              3,206
  Equipment rental income                       5,824               6,771
  Other income                                  3,436               3,978
  Investment securities and
    other investment losses                      (252)               (280)
                                             -----------------------------
  Total noninterest income                     14,019              20,039
                                             -----------------------------
NONINTEREST EXPENSE:
  Salaries and employee benefits               15,754              17,247
  Net occupancy expense                         1,833               1,864
  Furniture and equipment expense               2,584               2,641
  Depreciation - leased equipment               4,536               5,358
  Supplies and communication                    1,432               1,511
  Loan collection and repossession expense      1,055               1,871
  Other  expense                                5,148               4,310
                                             -----------------------------
  Total noninterest expense                    32,342              34,802
                                             -----------------------------
  Income before taxes                           7,338               6,243
  Income tax expense                            2,259               1,783
                                             -----------------------------
NET INCOME                                   $  5,079            $  4,460
                                             =============================

The Nasdaq Stock Market Symbol:  "SRCE" (CUSIP # 336901 10 3)
Please contact us at shareholder@1stsource.com